Draft of January 11, 1994

















                     Browning-Ferris Industries, Inc.




                             Equity Securities




                          Underwriting Agreement



                     Browning-Ferris Industries, Inc.

                             Equity Securities

                          UNDERWRITING AGREEMENT
                         -------------------------


                                                       ______________, 199_


__________________________________
__________________________________
__________________________________
__________________________________


Dear Sirs:

     1. Introductory. Browning-Ferris Industries. Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the "Underwriters") a certain number of its shares (the "Firm Shares") of [Common Stock, $.16-2/3 par value (the "Common Stock")] [Preferred Stock, without par value (the "Preferred Stock")] as are specified in Schedule A hereto, and also proposes to grant to the Underwriters an option, exercisable by the Representatives of the Underwriters, to purchase a certain number of additional shares (the "Optional Shares") of the [Common Stock] [Preferred Stock] as set forth below and in Schedule B. The Firm Shares and the Optional Shares that may be sold to the Underwriters are herein collectively called the "Securities." The Company hereby agrees with the several Underwriters as follows:

     2.   Representations and Warranties of the Company. The
Company represents and warrants to, and agrees with, the several
Underwriters that:

          (a) A registration statement (No. 33-_____________), including a form of prospectus relating to the Company's debt securities, Preferred Stock and Common Stock and the offering hereof from time to time in accordance with Rule 415, has been filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 (the "1933 Act"). Such registration statement has been declared effective by the Commission. A prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement, as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), that are incorporated by reference herein.

          (b) On the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, if any, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; on the date hereof and at the Closing Date (as hereinafter defined), the Registration Statement, and any amendments thereof, and the Prospectus, and any amendments thereof and supplements thereto, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and none of such documents includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

          (c) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

     3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule B, the respective numbers of Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto.

          The Company will deliver the Firm Shares to you for the accounts of the Underwriters, against payment of the purchase price by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company at the office of the Company, 757 N. Eldridge, Houston, Texas, at
9:30 A.M., New York time, on the date specified in Schedule B, or at such other place, date and time not later than seven full business days thereafter as you and the Company determine, such time and date being herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as you request and will be made available for checking and packaging at the office specified in Schedule B, at least 24 hours prior to the First Closing Date.

          In addition, upon written notice from you given to the Company not more than 30 days subsequent to the date of the initial public offering of the Securities, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per share to be paid for the Firm Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name bears to the total number of Firm shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you on behalf of the Underwriters to the Company.

          The time for the delivery of and payment for the Optional Shares, being herein referred to as the "Second Closing Date," which may be the First Closing Date (the First Closing Date and the Second Closing Date, if any, being sometimes referred to as the "Closing Date"), shall be determined by you but shall be not earlier than two nor later than seven business days after written notice of election to purchase Optional Shares is given. The Company will deliver the Optional Shares to you for the accounts of the several Underwriters, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company, at the above office of the Company. The certificates for the Optional Shares will be in definitive form, in such denominations and registered in such names as you request upon reasonable notice prior to the Second Closing Date and will be made available for checking and packaging at the above office specified in Schedule B, at a reasonable time in advance of the Second Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

          (a) If specified in Schedule B, the Company shall have prepared a preliminary prospectus supplement in connection with the offering of the Securities, containing such information as you and the Company deem appropriate, and, immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and 1933 Act Regulations and that sets forth the amount of Securities and their terms, the name of each Underwriter participating in the offering and the Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as a representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, and any initial public offering price, dividend, convertibility, exchange, sinking fund and liquidation preference provisions, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you request.

          (b) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and, except for filings pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), will not effect such amendment or supplementation without your prior consent (which consent shall not be unreasonably withheld); and the Company will also advise you promptly of the effectiveness of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. With respect to filings under the 1934 Act, the Company will deliver to you a copy of the proposed filing at least one day prior to the filing date.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date (as defined in Rule 158 of the 1933 Act Regulations) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to you copies of the Registration Statement (two of which will be signed and will include all exhibits), the related preliminary prospectus, the Prospectus, all documents incorporated by reference in the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

          (f) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions in the United States and Canada as you designate and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five years hereafter, the Company will furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale under the laws of such jurisdictions in the United States and Canada as you designate and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc., if any, relating to the Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

          (i) The Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, or file with the Commission a Registration Statement under the Act relating to, any additional shares of its [Common Stock] [Preferred Stock] or any security convertible into or exchangeable for [Common Stock] [Preferred Stock] without your prior written consent for a period of 90 days after the date of the initial public offering of the Securities, except issuances upon conversion of convertible securities outstanding on the date hereof or pursuant to the Company's Dividend Reinvestment Plan or its employee benefit plans (including employee stock option plans) existing on the date hereof or pursuant to the acquisition of any business or properties in the Company's ongoing acquisition program.

     6.   Conditions of the Obligations of the Underwriter.   The
obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares on the Second Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) You shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement) of Arthur Andersen & Co. confirming that they are independent public accountants within the meaning of the Act and the applicable published 1933 Act Regulations thereunder and stating in effect that:

               (i) in their opinion the financial statements examined by them and incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations;

               (ii) they have made a review of the unaudited financial statements included or incorporated by reference in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A)  the unaudited financial statements
included or incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement;


                    (B)  at the date of the latest available
balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the common stock or additional paid-in capital account or in short-term indebtedness or long-term debt of the Company and its subsidiaries consolidated or any decrease in consolidated common stockholders' equity, as compared with amounts shown on the latest consolidated balance sheet included or incorporated by reference in the Prospectus; or

                    (C)  for the period from the closing date of
the latest consolidated income statement included or incorporated by reference in the Prospectus to the closing date of the latest available consolidated income statement read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenues, or in the total or per share amounts of consolidated net income;

          except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

          (b) At the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including you, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule
436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock
Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (d) You shall have received an opinion, dated such Closing Date, of Fulbright & Jaworski L.L.P., special counsel to the Company, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus;

               (ii) The Securities to be issued and sold by the Company on such Closing Date have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus; and the stockholders of the Company have no preemptive rights under Delaware law with respect to such Securities; [the Certificate of Designation relating to any Securities has been duly authorized, executed and filed and any shares of Common Stock issuable upon conversion of the securities have been duly authorized and reserved for issuance or delivery upon conversion of the Securities by all necessary corporate actions; and such shares, when issued upon such conversion as provided in the Certificate of Designation with respect to the Securities, will be validly issued, fully paid and nonassessable;]

               [(iii)    The preferred stock purchase rights (the
"Rights") issued with such Securities have been duly authorized and, upon issuance of the Securities to be issued and sold by the Company on such Closing Date, will be validly issued and conform in all material respects to the description thereof in the Prospectus];

               (iv) The Registration Statement has become effective under the 1933 Act and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

               (v) This Agreement has been duly authorized, executed and delivered by the Company;

               (vi) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or any direct or indirect subsidiary of the Company under the Federal laws of the United States, the laws of the States of New York and Texas and the General Corporation Law of the State of Delaware, except as may be required under state securities or blue sky laws, for the issuance, sale and delivery of the Securities by the Company to the Underwriters on such Closing Date have been obtained or made and remain in full force and effect;

               (vii) The issuance and sale of the Securities by the Company on such Closing Date pursuant to this Agreement do not and the execution, delivery and performance by the Company of its obligations under this Agreement will not, (A) violate the Company's certificate of incorporation or by-laws, or (B) violate the General Corporation Law of the State of Delaware, any Federal law of the United States or law of the State of New York or Texas applicable to the Company or any direct or indirect subsidiary of the Company; provided, however, that, for the purposes of this subparagraph (vii), such counsel need express no opinion with respect to Federal or state securities laws, anti-fraud laws and fraudulent transfer laws; and provided, further, that insofar as performance by the Company of its obligations under this Agreement is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights;

               (viii)    Neither the Company nor any of its
subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment
Company Act of 1940, as amended;

               (ix) Neither the Company nor any of its subsidiaries is a "holding company" or a "subsidiary company" of a "holding company or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935;

               [(x) The descriptions in the Registration Statement of under "Certain Federal Income Tax Matters" are accurate in all material respects and present the information required to be shown in all material respects;]

               (xi) The Registration Statement, as of the date hereof, and the Prospectus, as of the date of the Prospectus, and any amendment or supplement thereto, as of its date, appeared on their face to be appropriately responsive to the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Such counsel shall also state that nothing which came to the attention of such counsel in the course of their review of the Registration Statement has caused them to believe that the Registration Statement, as of its effective date, or the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as amended or supplemented on such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such opinion shall also state that such counsel do not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed. Such opinion may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, except as otherwise expressly provided in such opinion, and does not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement and the Prospectus. In rendering the foregoing opinion or opinions, Fulbright & Jaworski L.L.P. may state that such opinion or opinions are limited to the Federal laws of the United States, the laws of the States of New York and Texas and the General Corporation Law of the State of Delaware, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, such counsel may state that they have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible. In rendering their opinion in clause (iii) of subsection (d) of this Section regarding the validity of the Rights, such counsel may note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

          (e) You shall have received an opinion or opinions, dated such Closing Date, of J. Rufus Wallingford, Senior Vice
President and General Counsel of the Company, to the effect that:

               (i) Each of the subsidiaries of the Company listed on Schedule C hereto (the "Principal Subsidiaries") has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus;

               (ii) Each of the Company and the Principal
Subsidiaries is duly qualified to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to so qualify, considering all such cases in the aggregate, does not have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and, except as otherwise stated in the Registration Statement, all of the outstanding shares of capital stock of each Principal Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, are owned beneficially, directly or indirectly, by the Company and are not subject to any security interest, other encumbrance or adverse claim;

               (iii) To such counsel's knowledge, the execution and delivery of this Agreement, the consummation of the transactions contemplated herein and therein and the compliance by the Company with any of the provisions hereof or thereof, will not conflict with, constitute a default under or violate, (A) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its subsidiaries of which such counsel is aware or (B) any indenture, mortgage or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective property is bound, in either case which is material to the Company and its subsidiaries taken as a whole;

               (iv) Such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company or any of its subsidiaries that would be required to be disclosed in the Prospectus and is not so disclosed; and

               (v) Such counsel does not know of any contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned (or to be owned) by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

     Such counsel shall also state that nothing has come to his attention that has caused him to believe that the Registration Statement, as of its effective date, or the Prospectus, as of the date of the Prospectus, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as amended or supplemented on the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel shall also state that he does not know of any documents that are required to be summarized in the Prospectus that are not so summarized. Such counsel may also state that he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and does not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement and the Prospectus. In rendering the foregoing opinion or opinions, such counsel may rely, to the extent recited therein, upon opinions of local or foreign counsel. Such counsel may also state that he has relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by him to be responsible.

          (f) You shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) You shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (h) You shall have received a letter, dated such Closing Date, of Arthur Andersen & Co. which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

          (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party-otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the First or Second Closing Date and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Closing Date, you may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to you and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to the Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect and if any Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of
Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you c/o ______________________________
_____________ or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 757 N. Eldridge, Houston, Texas 77079, Attention: Henry L. Hirvela; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. Successor. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Representation of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by you jointly or by _____________________________________________ will be binding upon all the Underwriters.

     13. Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Consent to Representation. The Company and the Underwriters acknowledge that Fulbright & Jaworski L.L.P., which will be acting as special counsel to the Company in connection with the offer and sale of the Securities, also acts as counsel from time to time to one or more of the Underwriters in connection with unrelated matters. The Company and the Underwriters consent to Fulbright & Jaworski L.L.P. so acting as special counsel to the Company. The Company and the Underwriters also acknowledge that Vinson & Elkins L.L.P., which is acting as counsel to the Underwriters in connection with the offer and sale of the Securities, also acts as counsel from time to time to the Company and certain of its subsidiaries in connection with unrelated matters. The Company and Underwriters consent to Vinson & Elkins L.L.P. so acting as counsel to the Underwriters.

     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


                           Very truly yours,


                           BROWNING-FERRIS INDUSTRIES, INC.



                           By______________________________
                             Henry L. Hirvela
                             Vice President and Treasurer



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.





Acting on behalf of themselves and as
Representatives of the several Underwriters

By___________________________



By___________________________




                          SCHEDULE A



     Underwriter                                            Number of
     -----------                                           Firm Shares
                                                           -----------


     Total




                                SCHEDULE B

                            Terms of Securities

     Number of shares of [Preferred Stock][Common Stock] to be issued: __________

     Initial public offering price per share of [Preferred
Stock][Common Stock]: $____________, [plus accrued and unpaid dividend, if any, from ______________, 19__.]

     Purchase price per share of [Preferred Stock][Common Stock]
     (amount equal to the initial public offering price set forth above, less $__________ per share)

     Optional Shares, if any: ____________________

     Dividends: At a rate of ___% per annum (equivalent to $__________ per share of Preferred Stock), payable quarterly on ________________ of each year. If cumulative, commencing
__________, 199_.

     Regular Record Dates:

     Additional representations, if any:

     Liquidation Preference:

     Redemption provisions:

     Sinking Fund provisions:

     S&P Rating:

     Moody's Rating:

     Duff & Phelps Rating:

     Names and Addresses of Representatives:

     Forms of Preferred Stock:

     Listing Requirement:

     Form of Payment if Other than Check in Next-Day Funds:

     Other terms and conditions:

     Exchangeability or convertibility requirements, if any:

     Office for inspection of Securities:

                                SCHEDULE C

                          Principal Subsidiaries


Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Industries of Pennsylvania, Inc.
Browning-Ferris Services, Inc.
Browning-Ferris Industries of California, Inc.
Browning-Ferris, Inc.
Browning-Ferris Industries, Inc. (Mass.)
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of South Atlantic, Inc.
Browning-Ferris Industries of Tennessee, Inc.
BFI International, Inc.
Azusa Land Reclamation Co., Inc.
BFI Energy Systems of Hempstead, Inc.
Browning-Ferris Industries Ltd.
Browning-Ferris Industries B.V.
Browning-Ferris Industries UK Limited
Browning-Ferris Industries (Italia) S.r.I.